UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14860 Montfort Drive, Suite 250, Dallas, Texas		75254
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2012, Claimsnet.com, inc., a Delaware corporation (“the Company”), borrowed an aggregate of $25,000 from J. R Schellenberg (“Mr. Schellenberg”), a related party, and in return issued an unsecured promissory note (the “Note”).  The Note bears interest at the rate of 1.75% per annum.  Principal and accrued and unpaid interest on the Note are due on demand.  In the event the Company cannot satisfy the demand for payment, it shall not be in default of the Note until Mr. Schellenberg  provides seven (7) days written notice and opportunity to cure such default.  Upon such a default, the rate of interest increases to the highest rate allowed by law.

A description of the relationship between the Company and Mr. Schellenberg is provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, in “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” which section is incorporated herein by reference for all purposes.

The proceeds from the Note will be used to finance the Company’s working capital requirements.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Company’s financial obligations pursuant to the Note.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1.	Unsecured Promissory Note Made by Claimsnet.com inc. in Favor of J. R. Schellenberg, dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 27, 2012
CLAIMSNET.COM, INC.

By:	/s/ Laura M. Bray
Name:	Laura M. Bray
Title:	Chief Financial Officer